Exhibit 99.1

LogMeIn Announces First Quarter 2016 Results

30% Revenue Growth; 21% Adjusted EBITDA margin; $38 million in operating cash flow;

Increases FY’16 Revenue and Non-GAAP EPS Guidance

Boston, April 28, 2016 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud-based connectivity, today announced its results for the first quarter ended March 31, 2016.

First quarter 2016 highlights include:

•	Revenue was $79.7 million, up 30% compared with the first quarter of 2015

•	Adjusted EBITDA was $16.6 million and Adjusted EBITDA margin was 20.8%, versus $12.6 million and 20.5% in the first quarter of 2015

•	Non-GAAP net income was $9.1 million, or $0.35 per diluted share, as compared to $8.5 million, or $0.33 per diluted share, in the first quarter of 2015

•	GAAP net loss was $1.1 million, or $0.04 per share, as compared to GAAP net income of $0.4 million, or $0.01 per diluted share, in the first quarter of 2015

•	Cash flow from operations was $38.0 million, or 48% of revenue, as compared to $40.0 million in the first quarter of 2015

•	Total deferred revenue was $165.3 million, up 29% from $128.6 million in the first quarter of 2015

•	The Company closed the quarter with cash, cash equivalents, and short-term investments of $226.5 million

“We had a great first quarter and very strong start to the year, with revenue, adjusted EBITDA margins, and earnings per share all well above the high end of our guidance,” said Bill Wagner, President and CEO of LogMeIn. “Our Collaboration, Identity and Access Management, and Service Clouds all saw double digit year-over-year revenue growth, and our key strategic products significantly outperformed the business, overall.”

Business Outlook

Based on information available as of April 28, 2016, the Company is issuing guidance for the second quarter 2016 and fiscal year 2016.

Second Quarter 2016: The Company expects second quarter revenue to be in the range of $81.5 million to $82.0 million.

Adjusted EBITDA is expected to be in the range of $19.8 million to $20.2 million.

Non-GAAP net income is expected to be in the range of $11.6 million to $11.9 million, or $0.45 to $0.46 per diluted share. Non-GAAP net income excludes an estimated $10.0 million in stock-based compensation expense, $0.2 million in litigation-related expense, and $4.4 million in acquisition-related costs and amortization.

Non-GAAP net income for the second quarter assumes an effective tax rate of approximately 30%. Non-GAAP net income per diluted share for the second quarter of 2016 is based on an estimated 25.9 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, litigation-related expense, and acquisition-related costs and amortization, we expect to report GAAP net income in the range of $1.7 million to $2.0 million, or $0.07 to $0.08 per share.

GAAP net income for the second quarter assumes an effective tax rate of approximately 20%. GAAP net income per share for the second quarter of 2016 is based on an estimated 25.9 million fully-diluted weighted average shares outstanding.

Fiscal year 2016: The Company expects full year 2016 revenue to be in the range of $330.0 million to $332.0 million.

Adjusted EBITDA is expected to be in the range of $81.8 million to $85.3 million.

Non-GAAP net income is expected to be in the range of $47.6 million to $50.0 million, or $1.83 to $1.93 per diluted share. Non-GAAP net income excludes an estimated $36.8 million in stock-based compensation expense, $0.6 million in litigation-related expense, and $18.4 million in acquisition-related costs and amortization.

Non-GAAP net income for the full fiscal year 2016 assumes an effective tax rate of approximately 30%. Non-GAAP net income per diluted share for 2016 is based on an estimated 26.0 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, litigation-related expense, and acquisition-related costs and amortization, we expect to report GAAP net income in the range of $9.7 million to $12.5 million, or $0.37 to $0.48 per diluted share.

GAAP net income for the full year assumes an effective tax rate of 20%. GAAP net income per share for 2016 is based on an estimated 26.0 million fully-diluted weighted average shares outstanding.

A reconciliation of the most comparable GAAP financial measures to non-GAAP measures used above is included in the tables attached to this release.

Conference Call Information for Today, Thursday, April 28, 2016

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 877-407-9124 (for the U.S.) or 201-689-8584 (for international callers). A live webcast will be available on the Investor Relations section of the Company’s corporate website at www.LogMeInInc.com and via replay beginning approximately two hours after the completion of the call. An audio replay of the call will also be available to investors until 11:59 p.m. Eastern Time on May 28th, 2016, by dialing 877-660-6853 (for the U.S.) or 201-612-7415 (for international callers) and entering passcode 13634718.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP cash flow from operations.

Adjusted EBITDA is GAAP net income (loss) excluding income tax expense (benefit), interest, and other (income) expense, net, depreciation and amortization, acquisition related costs, stock-based compensation expense, and litigation related expense. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenue. Non-GAAP operating income excludes acquisition related costs and amortization, stock-based compensation expense, and litigation related expense. Non-GAAP provision for income taxes excludes the tax impact of acquisition related costs and amortization, stock-based compensation expense, and litigation related expense. Non-GAAP net income and non-GAAP net income per diluted share exclude acquisition related costs and amortization, stock-based compensation expense, and litigation related expense. Non-GAAP cash flow from operations excludes payments and receipts related to litigation related costs, and acquisition related payments.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn, Inc. (NASDAQ:LOGM) simplifies how people connect to each other and the world around them. With millions of users worldwide, our cloud-based solutions make it possible for people and companies to connect and engage with their workplace, colleagues, customers and products anywhere, anytime. LogMeIn is headquartered in Boston with offices in Bangalore, Budapest, Dublin, London, San Francisco and Sydney.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the popularity, value and effectiveness of the Company’s products and services, the Company’s ability to deliver future growth, and the Company’s financial guidance for fiscal year 2016 and the second quarter of 2016. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the remote support and software market, customer adoption of the Company’s solutions, the Company’s ability to execute on its strategic initiatives, the Company’s ability to integrate acquired products or companies, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, the effectiveness of the Company’s cybersecurity measures, intellectual property litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn is a registered trademark of LogMeIn, Inc. in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31,	March 31,
	2015	2016
ASSETS
Current assets:
Cash and cash equivalents	$123,143	$141,191
Marketable securities	85,284	85,314
Accounts receivable, net	16,011	15,139
Prepaid expenses and other current assets	11,997	15,968

Total current assets	236,435	257,612
Property and equipment, net	21,711	23,438
Restricted cash	2,467	2,618
Intangibles, net	71,590	68,902
Goodwill	117,545	117,545
Other assets	5,753	6,305
Deferred income tax assets	198	214

Total assets	$455,699	$476,634

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$10,327	$10,911
Accrued liabilities	31,674	30,282
Deferred revenue, current portion	134,297	162,874

Total current liabilities	176,298	204,067
Long-term debt	60,000	52,500
Deferred revenue, net of current portion	2,692	2,386
Deferred tax liabilities	5,812	5,860
Other long-term liabilities	3,086	5,321

Total liabilities	247,888	270,134

Commitments and contingencies
Preferred stock	—	—
Equity:
Common stock	275	277
Additional paid-in capital	276,793	284,394
Retained earnings	21,074	20,001
Accumulated other comprehensive loss	(5,216)	(4,690)
Treasury stock	(85,115)	(93,482)

Total equity	207,811	206,500

Total liabilities and equity	$455,699	$476,634

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2015	2016
Revenue	$61,109	$79,734
Cost of revenue	7,982	11,200

Gross profit	53,127	68,534

Operating expenses
Research and development	9,123	15,364
Sales and marketing	34,386	42,242
General and administrative	6,706	10,252
Legal settlements	3,600	—
Amortization of acquired intangibles	276	1,383

Total operating expenses	54,091	69,241

Loss from operations	(964)	(707)
Interest income	175	183
Interest expense	(37)	(392)
Other income (expense), net	1,261	(404)

Income (loss) before income taxes	435	(1,320)
(Provision for) benefit from income taxes	(63)	247

Net income (loss)	$372	$(1,073)

Net income (loss) per share:
Basic	$0.02	$(0.04)
Diluted	$0.01	$(0.04)
Weighted average shares outstanding:
Basic	24,627	25,152
Diluted	25,557	25,152

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Diluted Net Income per share (unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2015	2016
GAAP Loss from operations	$(964)	$(707)
Add Back:
Stock-based compensation expense	4,853	8,592
Litigation related expenses	4,259	35
Acquisition related costs and amortization	2,513	5,760

Non-GAAP Operating income	10,661	13,680
Interest and other income (expense), net	1,399	(613)

Non-GAAP Income before income taxes	12,060	13,067
Non-GAAP Provision for income taxes	(3,547)	(4,002)

Non-GAAP Net income	$8,513	$9,065

Non-GAAP Diluted net income per share:	$0.33	$0.35
Diluted weighted average shares outstanding used in computing per share amounts:	25,557	25,815

Calculation of Adjusted EBITDA (unaudited)

(In thousands)

	Three Months Ended March 31,
	2015	2016
GAAP Net income (loss)	$372	$(1,073)
Add Back:
Stock-based compensation expense	4,853	8,592
Litigation related expenses	4,259	35
Acquisition related costs	1,528	3,222
Interest and other (income) expense, net	(1,399)	613
Income tax expense (benefit)	63	(247)
Depreciation and amortization expense	2,877	5,444

Adjusted EBITDA	$12,553	$16,586

Stock-Based Compensation Expense (unaudited)

(In thousands)

	Three Months Ended March 31,
	2015	2016
Stock-based compensation expense:
Cost of revenue	$354	$548
Research and development	1,328	1,498
Sales and marketing	2,030	3,827
General and administrative	1,141	2,719

Total stock based-compensation	$4,853	$8,592

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended March 31,
	2015	2016
Cash flows from operating activities
Net income (loss)	$372	$(1,073)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,877	5,444
Amortization of premiums on investments	67	137
Change in fair value of contingent consideration liability	2	332
Amortization of debt issuance costs	23	70
Provision for bad debts	19	19
Stock-based compensation	4,853	8,592
Other, net	5	(12)
Changes in assets and liabilities:
Accounts receivable	5,031	1,053
Prepaid expenses and other current assets	(8,691)	(4,098)
Other assets	194	(85)
Accounts payable	3,843	1,712
Accrued liabilities	3,894	(2,498)
Deferred revenue	27,484	26,344
Other long-term liabilities	5	2,063

Net cash provided by operating activities (1)	39,978	38,000

Cash flows from investing activities
Purchases of marketable securities	(19,996)	(13,784)
Proceeds from sale or disposal or maturity of marketable securities	20,000	13,750
Purchases of property and equipment	(3,901)	(4,376)
Intangible asset additions	(1,018)	(392)
Cash paid for acquisitions	—	(61)
Increase in restricted cash and deposits	(50)	(126)

Net cash used in investing activities	(4,965)	(4,989)

Cash flows from financing activities
Repayments of borrowings under credit facility	—	(7,500)
Proceeds from issuance of common stock upon option exercises	8,850	1,125
Payments of withholding taxes in connection with restricted stock unit vesting	(1,642)	(2,115)
Payment of debt issuance costs	(676)	(265)
Payment of contingent consideration	(226)	—
Purchase of treasury stock	(5,064)	(8,367)

Net cash provided by (used in) financing activities	1,242	(17,122)

Effect of exchange rate changes on cash and cash equivalents	(5,055)	2,159

Net increase in cash and cash equivalents	31,200	18,048
Cash and cash equivalents, beginning of period	100,960	123,143

Cash and cash equivalents, end of period	$132,160	$141,191

(1)	Cash flows from operating activities in the three months ended March 31, 2015 and 2016 includes $2.0 million and $4.5 million, respectively, of acquisition-related contingent retention-based bonus payments.

Calculation of Non-GAAP Cash Flows from Operating Activities (unaudited)

(In thousands)

	Three Months Ended March 31,
	2015	2016
GAAP Cash flows from operating activities	$39,978	$38,000
Add Back:
Litigation related payments	177	100
Acquisition related payments	15	140

Cash flows from operating activities before litigation related payments and acquisition related payments	$40,170	$38,240